EXHIBIT 2

                                     BYLAWS

                                       OF

                                      UICI

                       ===================================



                                    ARTICLE I

                                     OFFICES

          SECTION 1. REGISTERED OFFICE -- The registered office of UICI (the "CORPORATION") shall be established and maintained in the State of Delaware as stated in the Certificate of Incorporation of the Corporation or as authorized from time to time by the Board of Directors.

          SECTION 2. OTHER OFFICES -- The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          SECTION 1. ANNUAL MEETINGS -- Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the Board of Directors fails to determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation on the first Tuesday in April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

          SECTION 2. SPECIAL MEETINGS -- Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President and Chief Executive Officer or the Secretary, or by resolution of the Board of Directors.

          SECTION 3. VOTING -- Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these Bylaws may vote in

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person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect directors; all other questions shall be decided by the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

          SECTION 4. STOCKLIST. -- A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of at least ten days prior to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law.

          SECTION 5. QUORUM -- Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the voting power of the Corporation shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, the holders of a majority in voting power of the shares entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

          SECTION 6. NOTICE OF MEETINGS -- Notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

          SECTION 7. ACTION WITHOUT MEETING -- Unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for the meeting had been the date

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that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

                                   ARTICLE III

                                    DIRECTORS

          SECTION 1. NUMBER AND TERM - Except as otherwise provided by or pursuant to the Certificate of Incorporation, the business and affairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than one person. The exact number of directors shall be fixed from time to time as set forth in the Certificate of Incorporation of the Corporation. Except as otherwise provided by or pursuant to the Certificate of Incorporation or the Stockholders Agreement, directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his or her successor shall be elected and qualified or until his or her earlier resignation or removal or until his or her term of office terminates. A director need not be a stockholder.

          SECTION 2. RESIGNATIONS -- Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

          SECTION 3. VACANCIES - Except as otherwise provided by or pursuant to the Certificate of Incorporation or the Stockholders Agreement, if the office of any director becomes vacant, the remaining directors in the office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the stockholders, by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.

          SECTION 4. REMOVAL -- Except as hereinafter provided or as provided in or pursuant to the Certificate of Incorporation of the Corporation or the Stockholders Agreement, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors, at an annual meeting or a special meeting called for the purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of shares constituting a majority of the voting power of the Corporation.

          SECTION 5. COMMITTEES -- The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation.

          Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

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          SECTION 6. MEETINGS -- The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the Directors.

          Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

          Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and Chief Executive Officer, or by the Secretary on the written request of any director, on at least one day's notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the call of the meeting.

          Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

          SECTION 7. QUORUM -- A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of a majority in voting power of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except as otherwise provided by or pursuant to the Certificate of Incorporation of the Corporation or these Bylaws.

          SECTION 8. COMPENSATION -- Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

          SECTION 9. ACTION WITHOUT MEETING -- Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and such written consent or electronic transmission is filed with the minutes of proceedings of the Board of Directors or such committee.

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

                                   ARTICLE IV

                                    OFFICERS

          SECTION 1. OFFICERS -- The Corporation shall have a Chairman of the Board, a President and Chief Executive Officer, one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Board of Directors shall determine), a Secretary, a Treasurer, and such other officers and agents as the Board of Directors may deem desirable. The Corporation may (but shall not be required to) have a Vice Chairman of the Board. The Board of Directors shall elect a Chairman of the Board, a President and Chief Executive Officer, Vice President, Treasurer, and Secretary at its first meeting at which a quorum shall be present after the annual meeting of stockholders or whenever a vacancy exists. The Board of Directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable. Each officer and agent shall hold office at the discretion of the Board of Directors. Any two or more offices may be held by the same person. No officer or agent need be a stockholder, a director, a resident of the State of Delaware, or a citizen of the United States.

          SECTION 2. REMOVAL -- Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          SECTION 3. VACANCIES -- Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the Board of Directors.

          SECTION 4. AUTHORITY -- Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors, or an executive committee thereof, not inconsistent with these Bylaws.

          SECTION 5. CHAIRMAN OF THE BOARD -- The Chairman of the Board (a) shall establish the agenda for each meeting of the Board of Directors of the Corporation, (b) shall preside at all meetings of the Board of Directors of the Corporation, (c) shall facilitate communication between and among the Board of Directors and committees of the Board of Directors, (d) shall serve as "presiding director" at all meetings of non-management directors as and when required in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder and (e) shall have such other authority and powers as the Board of Directors may from time to time prescribe.

          SECTION 6. PRESIDENT AND CHIEF EXECUTIVE OFFICER -- The President and Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the supervision of the Board of Directors, shall have charge of the general management of the business and property of the Corporation in the ordinary course of its business with all such powers with respect to such business and property as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend em-

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ployees or agents of the Corporation, to fix the compensation of other officers
(unless such power has been withdrawn by resolution of the Board of Directors), to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the Board of Directors with respect to continued suspension, removal, or reinstatement of such officer. The President and Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

          SECTION 7. VICE PRESIDENT -- Each Vice President shall have such powers and duties as may be prescribed from time to time by the Board of Directors, or any executive committee thereof, or as may be delegated from time to time by the Chairman of the Board or President and Chief Executive Officer and (in the order as designated by the Board of Directors, or any executive committee thereof, or in the absence of such designation, as determined by the length of time each has held the office of Vice President continuously) shall exercise the powers of the President during such officer's absence or inability to act.

          SECTION 8. TREASURER -- The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors or any executive committee thereof. The Treasurer shall also have the power to endorse for deposit, collection or otherwise, all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors, or any executive committee thereof, or as may be delegated from time to time by the President and Chief Executive Officer or any Vice President.

          SECTION 9. ASSISTANT TREASURER -- Each Assistant Treasurer shall perform such duties as may be prescribed from time to time by the Board of Directors, or any executive committee thereof, or as may be delegated from time to time by the Treasurer, the President and Chief Executive Officer, or any Vice President. The Assistant Treasurers (in the order as designated by the Board of Directors, or any executive committee thereof, or in the absence of such designation, as determined by the length of time each has held the office of Assistant Treasurer continuously) shall exercise the powers of the Treasurer during such officer's absence or inability to act.

          SECTION 10. SECRETARY -- The Secretary shall maintain minutes of all meetings of the Board of Directors, of any committee, and of the stockholders or consents in lieu of such minutes in the Corporation's minute book, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings. With respect to any contract, deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary shall not be necessary to constitute such contract, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolution, if any, of the Board of Directors authorizing such execution expressly states that such attestation is necessary. The Secretary shall have charge of the certificate books, stock transfer books, and stock papers as the Board of

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Directors, or any executive committee thereof, may direct, all of which shall at all reasonable times be open to inspection by any director. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors, or any executive committee thereof, or as may be delegated from time to time by the President and Chief Executive Officer or any Vice President.

          SECTION 11. ASSISTANT SECRETARIES -- Each Assistant Secretary shall perform such duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the Secretary, the President and Chief Executive Officer or any Vice President. The Assistant Secretaries (in the order designated by the Board of Directors, or an executive committee thereof, or, in the absence of such designation, as determined by the length of time each has held the office of Assistant Secretary continuously) shall exercise the powers of the Secretary during such officer's absence or inability to act.

                                   ARTICLE V

                                 MISCELLANEOUS

          SECTION 1. CERTIFICATES OF STOCK -- The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates of stock of the Corporation shall be of such form and device as the Board of Directors may from time to time determine.

          SECTION 2. LOST CERTIFICATES -- A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner's legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

          SECTION 3. TRANSFER OF SHARES -- The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

          SECTION 4. STOCKHOLDERS RECORD DATE -- In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of

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

stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 5. DIVIDENDS -- Subject to the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Corporation as and when they deem appropriate. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

          SECTION 6. SEAL -- The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

          SECTION 7. FISCAL YEAR -- The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

          SECTION 8. CHECKS -- All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

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

          SECTION 9. NOTICE AND WAIVER OF NOTICE -- Whenever any notice is required to be given under these Bylaws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or of these Bylaws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice.

          SECTION 10. DEFINITIONS. "Stockholders Agreement" shall mean that certain Stockholders Agreement, dated [.], by and among the Corporation and certain of its stockholders, as the same may be amended from time to time.

                                   ARTICLE VI

                                   AMENDMENTS

          These Bylaws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof if notice of such proposed alteration, amendment or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.

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